Exhibit 10.9

May 16, 2019

PERSONAL AND CONFIDENTIAL

Mr. Chris Bradley

Chief Financial Officer

Haymaker Acquisition Corp. II

650 Fifth Avenue, Floor 10

New York, NY 10019

Dear Chris:

1.

Haymaker Acquisition Corp. II (together with any present and future subsidiaries and/or affiliates of Haymaker Acquisition Corp. II, the “Company”) hereby retains Stifel, Nicolaus & Company, Incorporated (“Stifel”) to provide non-exclusive capital markets advisory and related services in connection with the Company’s initial public offering of units (“IPO”) and any potential business combination with a target company (the “Target”, or in the case of multiple potential targeted companies, the “Targets”) as contemplated by the registration statement in connection with the IPO (“Engagement”).

2.	In such capacity:

(a)

The capital markets advisory and related services to be rendered by Stifel pursuant to the Engagement in connection with the IPO shall include: (i) advising on timing, sizing and structuring considerations; (ii) assisting the Company in the review of presentations to be used in meetings with potential investors in connection with the IPO; and (iii) providing such other capital markets advisory services as the Company and Stifel may agree upon.

(b)

The capital markets advisory and related services to be rendered by Stifel pursuant to the Engagement in connection with a potential business combination shall include: (i) advising on potential sources and Targets for a business combination; (ii) advising on transaction structuring considerations; (iii) assisting with benchmarking and valuation analyses; (iv) advising on potential new shareholders in connection with a potential business combination; (v) arranging meetings with existing shareholders and potential new shareholders in connection with a potential business combination; (vi) advising and assisting the Company on presentations to be used in roadshow and other meetings with existing and potential new shareholders and assisting the Company on shareholder positioning considerations; and (vii) providing such other capital markets advisory and related services as the Company and Stifel may agree upon.

(c)

For the avoidance of doubt, the services to be provided in connection with the IPO described in Section 2(a) shall not include activities involving the solicitation or distribution of any offering of any securities, such as participation in the preparation of the offering or other documents, participation in the distribution of any offering, or the furnishing of customer and/or broker lists for solicitation. Stifel shall not be deemed to be an underwriter for any securities of the Company, and Stifel shall have no liability for any disclosures or other information or representations provided by the Company to investors or to any other person.

(d)

The capital markets advisory and related services described in Section 2(b) are not intended to and shall not include services customarily performed or provided pursuant to separate agreements for the provision of merger and acquisition advisory services (“M&A Advisory Services”). Any such M&A Advisory Services, as well as any investment banking services related to the private placement of (i) equity, equity-linked or convertible PIPE, (ii) senior, subordinated or other debt, or (iii) any other securities of the Company, are collectively beyond the scope of the Engagement and shall be subject to separate engagements and additional compensation as agreed by the parties hereto.

(e)

The Company acknowledges and agrees that Stifel, if requested to provide services, will be entitled to provide its services, in whole or in part, through any current or future affiliate and references to Stifel shall, where the context so requires, include reference to any such affiliate.

(f)

Notwithstanding the foregoing, Stifel shall not be required to engage in any activities that could be deemed to be proxy solicitation in connection with the business combination or that would require the listing of Stifel’s name as the Company’s or the Targets’ proxy solicitation agent in any proxy or information statement or other document filed with the Securities and Exchange Commission. The Company agrees to provide, or cause to be provided, customary representations or warranties to Stifel if reasonably requested by Stifel in connection with any offering, placement or transfer of securities of the Company.

3.

Stifel is being retained to serve as financial advisor only to the Company, and it is agreed that the engagement of Stifel is not, and shall not be deemed to be, on behalf of, and is not intended to confer rights or benefits upon, any shareholder or creditor of the Company or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of Stifel or any statements, conduct or advice of Stifel, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by Stifel in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of Stifel shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to Stifel (or to such opinions, advice or other assistance) be made, without the express prior written consent of Stifel.

4.

The Company will furnish Stifel with all information and material concerning the Company, the IPO, the Targets and any potential business combination which Stifel requests in connection with the performance of its obligations hereunder. The Company represents and warrants that all information regarding the Company, the IPO, the Targets and the business combination made available to Stifel by the Company will, at all times during the period of the engagement of Stifel hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided to Stifel will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder Stifel will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to Stifel by or on behalf of the Company or the Targets and on publicly available information, and Stifel will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information, and that Stifel will not undertake to make an independent appraisal of any of the assets or businesses of the Company or the Targets. The Company understands that in rendering services hereunder Stifel does not provide accounting, legal or tax advice and will rely upon the advice of counsel to the Company and the Targets and other advisors to the Company and the Targets as to accounting, legal, tax and other matters relating to any transaction or proposed transaction contemplated by this letter agreement (the “Agreement”).

5.

(a) In addition to the obligation of the Company to pay certain expenses set forth in Section 6, if a transaction is consummated with a Target in connection with a business combination, the Company will pay up to $50,000 of Stifel’s reasonable and documented out-of-pocket expenses (including, without limitation, expenses relating to document and presentation materials, travel, external database and communications services, courier and delivery services, and the fees and expenses of Stifel’s outside legal counsel), incurred by Stifel in connection with this engagement. Any expense in excess of $10,000 in the aggregate shall require the Company’s prior written consent (which may be via email). Such out-of-pocket expenses shall be payable upon the receipt of an invoice from Stifel or upon closing of the business combination with a Target. If any compensation or expenses payable to Stifel pursuant to this Agreement are not fully paid when due, the Company agrees to pay all costs of collection or other enforcement of Stifel’s rights hereunder, including but not limited to reasonable attorneys’ fees and expenses, whether collected or enforced by suit or otherwise.

(b) Promptly upon closing of the Company’s IPO (with the closing of such IPO during the term of this Agreement or at any time during a period of (12) months following the termination of Stifel’s engagement hereunder), the Company shall cause the lead underwriter of the IPO to pay Stifel a cash fee for advisory services equal to $1.0 million on behalf of the Company.

(c) In connection with the IPO and upon prior or simultaneous receipt of the fee in section 5(b), Stifel agrees that it will purchase in a private placement (the “Private Placement”) warrants in an amount equal to $100,000 (whether or not the over-allotment option is exercised). The Private Placement is expected to close simultaneously with the completion of the IPO and any other concurrent private placement, subject to customary terms and conditions to be mutually agreed upon by the parties. Stifel acknowledges that its warrants will be subject to pro rata cutback or other restructuring (including, but not limited to, exchange, lock-up or other modifications) at the time of the business combination on the same terms as the sponsor warrants, in the Company’s sole and absolute discretion.

(d) Upon the closing of a business combination with a Target (with the closing of such transaction during the term of this Agreement or at any time during a period of thirty-six (36) months following the termination of Stifel’s engagement hereunder)C, then the Company shall pay or cause to be paid to Stifel (a) in the event the underwriter exercises its overallotment option in full, a cash fee equal to $3,243,750; (b) in the event the underwriter does not exercise its overallotment option at all, a cash fee equal to $2,625,000; (c) in the event the underwriter partially exercises its overallotment option, a cash fee equal to 25% of the sum of (i) 3.5% multiplied by $300 million and (ii) 5.5% multiplied by the overallotment exercise amount.

6.

In connection with engagements of the nature covered by this Agreement, it is Stifel’s practice to provide for indemnification, contribution, and limitation of liability. By signing this Agreement, the Company agrees to the provisions attached to this Agreement (Attachment A), which provisions are expressly incorporated by reference herein.

7.

The Company represents and warrants to Stifel that this Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that this Agreement does not require the approval or consent of any governmental or regulatory agency or violate any law, regulation, contract or order binding on the Company. The Customer Due Diligence Requirements for Financial Institutions Rule (the “CDD Rule”) promulgated by the Financial Crimes Enforcement Network (“FinCEN”) requires Stifel to identify and verify the identity of beneficial owners of its legal entity clients. Unless an exemption to the CDD Rule applies, the Company agrees to cooperate with, and provide to, Stifel all information and documents required by FinCEN in order to comply with the CDD Rule.

8.

The term of this engagement will continue until terminated by either party at any time by giving the other party at least 30 days’ prior written notice. After any termination of this engagement by the Company, the Company acknowledges and agrees that Stifel shall be free to provide services to or represent the Targets in any capacity in connection with any transaction contemplated by the Targets subsequent to termination of this engagement. The provisions of Sections 3, 4, 5, 6, 7, 9, 10, 11, 12 and 13, hereof shall survive any expiration or termination of this Agreement.

9.

The Company agrees that, following the closing or consummation of any transaction contemplated by this Agreement, Stifel has the right to place an announcement on its website and/or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the transaction, with the prior approval of the Company not to be unreasonably withheld. In addition, the Company agrees to include in any press release or public announcement announcing a transaction a reference to Stifel’s role as financial advisor to the Company with respect to such transaction, provided that the Company will submit a copy of any such press release or public announcement to Stifel for its prior approval, which approval shall not be unreasonably withheld or delayed.

10.

The Company represents and warrants that there are no brokers, representatives or other persons which have an interest in any compensation due to Stifel from any transaction contemplated herein. The Company acknowledges and agrees that Stifel is a full-service securities firm which may be engaged at various times, either directly or through its affiliates, in various activities including, without limitation, securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals. In the ordinary course of these activities, which may conflict with the interests of the Company, Stifel and its affiliates from time-to-time may: (i) effect transactions for its own account or the accounts of its clients and hold long or short positions in debt or equity securities or other financial instruments (or related derivative instruments) of the Company, the Targets or other parties which may be the subject of this engagement or any transaction contemplated hereby; (ii) have had confidential discussions with, and provided information to, clients, potential clients, financial investors or other parties in the Company’s or the Targets’ industry (including competitors) regarding various market and strategic matters (including potential strategic alternatives or transactions that may involve the Company), provided, however, that this clause (ii) shall not limit any confidentiality obligations Stifel may have at any time in favor of the Company; and/or (iii) have performed, or sought to perform, various investment banking, financial advisory or other services for clients who may have conflicting interests with respect to the Company (including, without limitation, the Targets).

11.

The terms and provisions of this Agreement are solely for the benefit of the Company and Stifel and the other Indemnified Persons (as defined in Attachment A) and their respective successors, assigns, heirs and personal representatives, and no other person or entity shall acquire or have any right by virtue of this Agreement. The Company and Stifel acknowledge and agree that Stifel is acting as an independent contractor, and is not a fiduciary of, nor will its engagement hereunder give rise to fiduciary duties to, the Company, the Targets or their respective shareholders. This Agreement represents the entire understanding between the Company and Stifel with respect to Stifel’s engagement hereunder, and all prior discussions are merged herein. This Agreement may be executed in two or more counterparts (including fax or electronic counterparts), all of which together will be considered a single instrument. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS, AND MAY BE AMENDED, MODIFIED OR SUPPLEMENTED ONLY BY WRITTEN INSTRUMENT EXECUTED BY EACH OF THE PARTIES HERETO, WHICH IN THE CASE OF STIFEL MUST BE EXECUTED EITHER BY STIFEL’S HEAD OF INVESTMENT BANKING OR CHIEF OPERATING OFFICER-INVESTMENT BANKING.

12.

The parties hereby submit to the jurisdiction of and venue in the federal courts located in the New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. If for any reason jurisdiction and/or venue is unavailable in such federal courts, then the parties hereby submit to the jurisdiction of and venue in the state courts located in such city in connection with any such dispute or matter. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter.

13.

Trust Waiver. Stifel hereby acknowledges and agrees that neither it nor any Indemnified Person seeking indemnity under this Agreement has any right of set-off or any right, title, interest or claim of any kind (“Trust Account Claim”) to, or to any monies or other assets in, the trust account holding the net proceeds of the IPO and any private placement proceeds (the “Trust Account”), and hereby irrevocably waives any Trust Account Claim to, or to any monies or other assets in, the Trust Account (or distribution therefrom) that it or any Indemnified Person may have now or in the future. In the event Stifel has any Trust Account Claim against the Company under this Agreement or otherwise, Stifel shall pursue such Trust Account Claim solely against the Company and its assets outside the Trust Account and not against the Trust Account (or distribution therefrom) or any monies or other assets in the Trust Account.

If the foregoing correctly sets forth the entire understanding and agreement between Stifel and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

Very truly yours,

By:	STIFEL, NICOLAUS & COMPANY, INCORPORATED

Investment Banking

By:	/s/ Chris Hagar
Name:	Chris Hagar
Title:	Managing Director

AGREED:

HAYMAKER ACQUISITION CORP. II

By:	/s/ Chris Bradley
Name:	Chris Bradley
Title:	Chief Financial Officer